INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-42137 and 333-57445 of KinderCare Learning Centers, Inc. on Forms S-8 of our report dated July 27, 2001, appearing in this Annual Report on Form 10-K of KinderCare Learning Centers, Inc. for the year ended June 1, 2001.

Portland, Oregon
August 27, 2001